UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 9, 2026

Everspin Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-37900 (Commission File Number)	26-2640654 (IRS Employer Identification No.)
5670 W. Chandler Blvd.
Suite 130
Chandler, Arizona 85226
(Address of principal executive offices, including zip code)
(480) 347-1111
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	MRAM	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The board of directors (the “Board”) of Everspin Technologies, Inc. (the “Company”) appointed Vikas Choudhary as a director, effective August 9, 2026, to serve until the 2027 annual meeting of stockholders and until his successor is duly elected and qualified, or until his earlier death, resignation or removal.

Vikas Choudhary, age 54, has served as Senior Vice President and General Manager of the Connectivity and Storage Business Unit of MaxLinear, Inc., a provider of connectivity and infrastructure semiconductor solutions, since April 2024, where he is responsible for business and product strategy for next-generation solutions serving data center, cloud network and enterprise markets. From August 2020 to February 2024, Mr. Choudhary served as Vice President, Marketing and Sales of pSemi Corporation, a Murata company and provider of high-performance RF and power semiconductor solutions, overseeing growth across consumer mobile, connectivity, wireless infrastructure and high-performance multi-market components. Mr. Choudhary began his more than 30-year semiconductor career as a mixed-signal designer at STMicroelectronics and went on to hold engineering, strategy and general management leadership positions at Texas Instruments Incorporated, PMC-Sierra, Inc. (later Microsemi Corporation) and Analog Devices, Inc., spanning the full physical layer of computing from analog and RF through high-speed connectivity and storage. Mr. Choudhary received a Master of Science degree in electrical engineering from the University of California, Los Angeles, and an MBA from the Kellogg School of Management at Northwestern University.

There is no arrangement or understanding between Mr. Choudhary and any other person pursuant to which he was selected as a director. Additionally, Mr. Choudhary does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended.

On August 10, 2026, Mr. Choudhary was granted an initial restricted stock unit (“RSU”) award with a grant value of $250,000, which will vest 50% on each of the first and second anniversary from the date of grant. Upon completion of two years of service on the Board, Mr. Choudhary will be entitled to receive an annual RSU award in an amount to be determined by the Compensation Committee of the Board. In the event of a change in control, any unvested portion of the RSU award(s) granted to Mr. Choudhary will immediately vest. Mr. Choudhary will also receive an annual cash retainer of $55,000 for his service on the Board.

The Company will enter into its standard indemnification agreement and standard non-disclosure agreement with Mr. Choudhary.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Everspin Technologies, Inc.

Dated: August 11, 2026

	By:	/s/ William Cooper
William Cooper
Chief Financial Officer